Nordson Corporation Reports Record Second Quarter Results and Raises Fiscal Year 2021 Guidance

Second Quarter:
•Quarterly sales, operating profit, and earnings per share were all company records
•Sales were $590 million, an 11% increase over prior year
•Operating profit was $166 million, a 33% increase over prior year
•Earnings were $2.12 per diluted share, a 34% increase over prior year

Guidance:
•Increased prior fiscal 2021 full year earnings guidance range by approximately 13% to $7.20 to $7.50 per diluted share
WESTLAKE, Ohio--(BUSINESS WIRE)--May 24, 2021--Nordson Corporation (Nasdaq: NDSN) today reported results for the fiscal second quarter ended April 30, 2021. Sales were a quarterly company record of $590 million, an 11% increase compared to the prior year’s second quarter sales of $529 million. Robust growth in electronics and consumer non-durable end markets, as well as strengthening medical and industrial end markets, were the primary drivers of this performance. The change in second quarter 2021 sales included an organic volume increase of 10%, a favorable effect from currency translation of 4%, offset by the net unfavorable impact of acquisitions and divestitures. When excluding the divested screws and barrels product line in the prior year for comparability purposes, sales growth would have been 15% in the current year quarter.

Operating profit in the quarter was $166 million, or 28% of sales, compared to prior year adjusted operating profit of $125 million. This 33% increase in adjusted operating profit was driven by sales volume leverage, improved sales mix, and benefits from structural cost reduction actions taken in fiscal year 2020 and the recent screws and barrels product line divestiture. EBITDA for the second quarter of 2021 totaled $192 million, or 33% of sales.
Net income was $124 million, a 35% increase from the prior year adjusted earnings of $92 million. Second quarter 2021 diluted earnings per share were $2.12, a 34% increase over the prior year diluted earnings per share of $1.58.
“Broader end market demand accelerated in the quarter more quickly and to a higher level than we previously anticipated. I am very pleased with the dedication and agility of our teams as we delivered record revenue and operating results in the quarter,” said Nordson President and Chief Executive Officer Sundaram Nagarajan. “Based on our backlog and order trends, we expect this strength to continue and are raising our sales and earnings guidance for the full year fiscal 2021. Our priorities remain consistent – protect the health and safety of our employees, fully participate in the market recovery by meeting the needs of our customers, and deploy the Ascend Strategy. With this clear focus, we will continue to progress toward our long-term objectives of delivering top-tier growth with leading margins and returns.”
Second Quarter Segment Results
Industrial Precision Solutions sales of $299 million increased approximately 6% compared to the prior year second quarter, driven by an 8% organic increase and a favorable currency impact of 5%, offset 7% by a divestiture. The organic sales increase was driven by strong global demand in consumer non-durable and industrial end markets. When excluding the divested screws and barrels product line in the prior year for comparability purposes, sales growth would have been 13% in the current year quarter. Operating profit was $104 million, or 35% of sales, an increase of 36% compared to the prior year second quarter.

Advanced Technology Solutions sales of $291 million increased approximately 18% compared to the prior year second quarter. Organic sales increased 13% while favorable currency impacts added 3% and acquisitions increased sales by approximately 2%. This strong sales growth was driven by test and inspection product lines for electronics end markets and fluid management product lines for medical and industrial end markets. Operating profit totaled $77 million, or 26% of sales, an increase of 30% compared to the prior year second quarter.

“The strong incremental margins and record quarterly profitability reflects the execution of the NBS Next growth framework, including favorable mix improvement with the divestiture of the screws and barrels product line,” said Nordson Chief Financial Officer Joseph Kelley. “The continued deployment and execution of the overall Ascend Strategy is designed to deliver sales growth with attractive incremental profit margins.”
Outlook
Order entry trends consistently improved throughout the second quarter of fiscal year 2021 across most of our product lines, and remain strong entering the third quarter. Based on the current backlog, order entry trends, and the correlation to shipment timing, we expect the fiscal 2021 full year sales growth to be approximately 8% to 10% over fiscal year 2020, inclusive of a 3% headwind from the second quarter divestiture of the screws and barrels product line. Additionally, we are forecasting full year 2021 earnings per diluted share in the range of $7.20 to $7.50, representing 31% to 37% growth over the prior year adjusted earnings.

Nordson management will provide additional commentary on these results and outlook during its previously announced webcast on Tuesday, May 25, 2021 at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, vice president, investor relations and corporate communications at (440) 204-9985 or lara.mahoney@nordson.com.

Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of such terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic conditions; financial and market conditions; currency exchange rates and devaluations; possible acquisitions including the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, acts of terror, natural disasters and pandemics, including the current coronavirus (COVID-19) pandemic and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.
Nordson Corporation is a global designer and manufacturer of innovative precision technologies for critical customer applications in consumer non-durable, medical, electronics and industrial end markets. The Company’s products are supported by application expertise and direct global sales and service. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in over 35 countries. Visit Nordson on the web at www.nordson.com, www.twitter.com/Nordson_Corp or www.facebook.com/nordson.

Attachment 1
NORDSON CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands except for per-share amounts)

	Three months ended		Six months ended
	April 30, 2021	April 30, 2020	April 30, 2021	April 30, 2020

Sales	$589,538	$529,478	$1,116,104	$1,024,394
Cost of sales	251,839	239,880	488,445	471,602
Gross profit	337,699	289,598	627,659	552,792
Gross margin %	57.3%	54.7%	56.2%	54.0%

Selling & administrative expenses	171,308	164,569	352,243	352,670
Operating profit	166,391	125,029	275,416	200,122

Interest expense - net	(6,690)	(8,015)	(13,242)	(17,167)
Other expense - net	(3,843)	(429)	(8,504)	(3,275)
Income before income taxes	155,858	116,585	253,670	179,680

Income taxes	31,714	24,506	51,944	35,597

Net income	$124,144	$92,079	$201,726	$144,083

Weighted-average common shares outstanding:
Basic	58,068	57,677	58,063	$57,672
Diluted	58,652	58,260	58,703	58,392

Earnings per share:
Basic earnings	$2.14	$1.60	$3.47	$2.50
Diluted earnings	$2.12	$1.58	$3.44	$2.47

Attachment 2
NORDSON CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)

	April 30, 2021	October 31, 2020

Cash and cash equivalents	$133,320	$208,293
Receivables - net	470,622	471,873
Inventories - net	295,841	277,033
Other current assets	49,642	43,798
Assets held for sale	—	19,615
Total current assets	949,425	1,020,612

Property, plant & equipment - net	362,622	358,618
Goodwill	1,720,990	1,713,354
Other assets	561,873	582,072
	$3,594,910	$3,674,656

Current maturities of long-term debt	$38,043	$38,043
Accounts payable and accrued liabilities	347,224	311,898
Liabilities held for sale	—	13,148
Total current liabilities	385,267	363,089

Long-term debt	829,044	1,067,952
Other liabilities	430,242	484,624
Total shareholders' equity	1,950,357	1,758,991
	$3,594,910	$3,674,656

Attachment 3
NORDSON CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Six Months Ended
	April 30, 2021	April 30, 2020
Cash flows from operating activities:
Net income	$201,726	$144,083
Depreciation and amortization	51,336	55,664
Other non-cash items	14,858	2,504
Changes in working capital	31,244	4,276
Other long-term assets and liabilities	(51,450)	11,652
Net cash provided by operating activities	247,714	218,179

Cash flows from investing activities:
Additions to property, plant and equipment	(18,743)	(25,835)
Other - net	5,062	(1,896)
Net cash used in investing activities	(13,681)	(27,731)

Cash flows from financing activities:
Issuance (repayment) of long-term debt	(250,101)	39,822
Repayment of finance lease obligations	(3,399)	(3,548)
Dividends paid	(45,342)	(43,878)
Issuance of common shares	18,783	18,547
Purchase of treasury shares	(30,274)	(41,930)
Net cash used in financing activities	(310,333)	(30,987)

Effect of exchange rate change on cash	1,327	(4,370)
Net change in cash and cash equivalents	(74,973)	155,091

Cash and cash equivalents:
Beginning of period	208,293	151,164
End of period	$133,320	$306,255

Attachment 4
NORDSON CORPORATION
SALES BY GEOGRAPHIC SEGMENT (Unaudited)
(Dollars in thousands)

	Three Months Ended		Sales Variance
	April 30, 2021	April 30, 2020	Organic	Acquisitions / Divestitures	Currency	Total
SALES BY SEGMENT
Industrial precision solutions	$298,775	$282,274	8.3%	(7.3)%	4.8%	5.8%
Advanced technology solutions	290,763	247,204	12.7%	2.4%	2.5%	17.6%
Total sales	$589,538	$529,478	10.4%	(2.8)%	3.7%	11.3%

SALES BY GEOGRAPHIC REGION
United States	$202,924	$188,933	12.1%	(4.7)%	—%	7.4%
Americas	44,914	36,673	15.1%	5.4%	2.0%	22.5%
Europe	156,451	136,056	8.3%	(2.3)%	9.0%	15.0%
Japan	27,852	31,575	(8.5)%	(4.0)%	0.7%	(11.8)%
Asia Pacific	157,397	136,241	13.6%	(2.5)%	4.4%	15.5%
Total sales	$589,538	$529,478	10.4%	(2.8)%	3.7%	11.3%

	Six Months Ended		Sales Variance
	April 30, 2021	April 30, 2020	Organic	Acquisitions / Divestitures	Currency	Total
SALES BY SEGMENT
Industrial precision solutions	$587,191	$546,073	8.0%	(4.7)%	4.2%	7.5%
Advanced technology solutions	528,913	478,321	6.0%	2.3%	2.3%	10.6%
Total Sales	$1,116,104	$1,024,394	7.0%	(1.3)%	3.3%	9.0%

SALES BY GEOGRAPHIC REGION
United States	$388,240	$377,433	5.0%	(2.1)%	—%	2.9%
Americas	81,052	67,756	13.8%	6.3%	(0.5)%	19.6%
Europe	291,602	262,447	4.8%	(1.6)%	7.9%	11.1%
Japan	54,967	59,127	(6.7)%	(2.9)%	2.6%	(7.0)%
Asia Pacific	300,243	257,631	13.5%	(1.4)%	4.4%	16.5%
Total Sales	$1,116,104	$1,024,394	7.0%	(1.3)%	3.3%	9.0%

Attachment 5
NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED OPERATING PROFIT AND EBITDA (Unaudited)
(Dollars in thousands)

	Three months ended				Six months ended
	April 30, 2021		April 30, 2020		April 30, 2021		April 30, 2020
SALES BY SEGMENT
Industrial precision solutions	$298,775		$282,274		$587,191		$546,073
Advanced technology solutions	290,763		247,204		528,913		478,321
Total sales	$589,538		$529,478		$1,116,104		$1,024,394

OPERATING PROFIT
Industrial precision solutions	$104,283		$76,454		$187,686		$132,858
Advanced technology solutions	76,585		58,689		123,786		90,976
Corporate	(14,477)		(10,114)		(36,056)		(23,712)
Total operating profit	$166,391		$125,029		$275,416		$200,122

OPERATING PROFIT ADJUSTMENTS (1)
Industrial precision solutions	$—		$364		$—		$664
Advanced technology solutions	—		—		—		2,970
Corporate	—		—		—		—
Total adjustments	$—		$364		$—		$3,634

ADJUSTED OPERATING PROFIT (NON-GAAP) (2)		% of Sales		% of Sales		% of Sales		% of Sales
Industrial precision solutions	$104,283	35%	$76,818	27%	$187,686	32%	$133,522	24%
Advanced technology solutions	76,585	26%	58,689	24%	123,786	23%	93,946	20%
Corporate	(14,477)		(10,114)		(36,056)		(23,712)
Total operating profit - adjusted	$166,391	28%	$125,393	24%	$275,416	25%	$203,756	20%

DEPRECIATION & AMORTIZATION
Industrial precision solutions	$6,468		$9,296		$13,451		$19,125
Advanced technology solutions	16,421		15,245		32,965		31,565
Corporate	2,427		2,505		4,920		4,974
Total depreciation & amortization	$25,316		$27,046		$51,336		$55,664

EBITDA (NON-GAAP) (2)
Industrial precision solutions	$110,751	37%	$86,114	31%	$201,137	34%	$152,647	28%
Advanced technology solutions	93,006	32%	73,934	30%	156,751	30%	125,511	26%
Corporate	(12,050)		(7,609)		(31,136)		(18,738)
Total EBITDA	$191,707	33%	$152,439	29%	$326,752	29%	$259,420	25%

(1) Represents costs and adjustments related to cost structure simplification actions.
(2) Adjusted operating profit and EBITDA are non-GAAP measures used by management to evaluate the Company's ongoing operations. Adjusted operating profit is defined as operating profit plus certain adjustments, such as cost structure simplification actions. EBITDA is defined as adjusted operating profit plus depreciation and amortization.

Attachment 6
NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - PROFITABILITY (Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	April 30, 2021	April 30, 2020	April 30, 2021	April 30, 2020
GAAP AS REPORTED
Operating profit	$166,391	$125,029	$275,416	$200,122
Other / interest expense - net	(10,533)	(8,444)	(21,746)	(20,442)
Net income	124,144	92,079	201,726	144,083
Diluted earnings per share	$2.12	$1.58	$3.44	$2.47

Shares outstanding - diluted	58,652	58,260	58,703	58,392

OPERATING PROFIT ADJUSTMENTS
Severance and other	$—	$364	—	3,634

Adjustments net of tax	$—	$287	$—	$2,860
Other discrete tax items	$—	$(138)	$—	$(2,675)
EPS effect of adjustments and other discrete tax items	$—	$—	$—	$—

NON-GAAP MEASURES-ADJUSTED PROFITABILITY
Operating profit (1)	$166,391	$125,393	$275,416	$203,756
Operating profit % of sales	28.2%	23.7%	24.7%	19.9%
Net income (2)	$124,144	$92,228	$201,726	$144,268
Diluted earnings per share (3)	$2.12	$1.58	$3.44	$2.47
(1) Adjusted operating profit is defined as operating profit plus certain adjustments such as cost structure simplification actions. Adjusted operating profit as a percentage of sales is defined as adjusted operating profit divided by sales.
(2) Adjusted net income is defined as net income plus tax effected adjustments and other discrete tax items.
(3) Adjusted earnings per share is defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

Management uses these non-GAAP measures internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.
Contact
Lara Mahoney
Vice President,
Investor Relations & Corporate Communications
440.204.9985
Lara.Mahoney@nordson.com